Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS
                   --------------------------------


We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-_______) pertaining to the Housecall
Medical Resources, Inc. and its Subsidiaries 1996 Stock Option and Restricted Stock Purchase Plan; Housecall Medical Resources,
Inc. and its Subsidiaries (1994) Stock Option and Restricted Stock
Purchase Plan; and Housecall Medical Resources, Inc. and its Subsidiaries Performance Stock Option and Restricted Stock Purchase Plan of our report dated November 2, 1995 except for the second and third paragraphs of Note 10, as to which the date is January 25, 1996, with respect to the consolidated financial statements of Housecall Medical Resources, Inc. included in its Registration Statement (Form S-1, No. 333-688) and related Prospectus dated April 3, 1996, filed with the Securities and Exchange Commission.



                          /s/ Ernst & Young LLP
                         ----------------------------------
                         Ernst & Young LLP

Atlanta, Georgia
June 25, 1996